Exhibit 99.2

Case: 1:14-cv-10408 Document #: 128 Filed: 05/02/23 Page 1 of 12 PageID #:622

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

COREY CUTLER AS PERSONAL REPRESENTATIVE OF THE ESTATE OF ANNE SHIRLEY CUTLER, Derivatively on Behalf of WALGREEN CO.,	Case No. 1:14-cv-10408

Plaintiff,	Hon. Nancy L. Maldonado

v.

GREGORY D. WASSON, JAMES A. SKINNER, WILLIAM C. FOOTE, STEFANO PESSINA, ALAN G. MCNALLY, NANCY M. SCHLICHTING, ALEJANDRO SILVA, STEPHEN A. DAVIS, MARK P. FRISSORA, GINGER L. GRAHAM, DAVID J. BRAILER, DOMINIC P. MURPHY, JANICE M. BABIAK, WADE D. MIQUELON, and DAVID Y. SCHWARTZ,	EXHIBIT C

Defendants,

– and –

WALGREEN CO., a Illinois corporation,

Nominal Defendant.

AMENDED NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION

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TO:	ALL OWNERS OF THE COMMON STOCK OF WALGREENS (THE “COMPANY”) CURRENTLY AND AS OF MARCH 22, 2023 (“CURRENT WALGREENS SHAREHOLDERS”):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A WALGREENS SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of Illinois (the “Court”), that a proposed settlement has been reached by the parties to the following shareholder derivative action brought on behalf and for the benefit of Walgreens: Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler v. Wasson, et al., Case No. 1:14-cv-1040 (the “Action”).1

As explained below, a hearing will be held on July 25, 2023 at 10:00 a.m., before the Honorable Nancy L. Maldonado at the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1925, Chicago, Illinois 60604 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final order and judgment should be entered, dismissing the Action with prejudice and extinguishing and fully and finally releasing all of the Released Claims against the Released Persons; (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Plaintiff’s Counsel and service award to the Plaintiff; and (iv) such other actions as may be necessary or proper under the circumstances.

1 All capitalized terms herein have the same meanings as set forth Parties’ Stipulation of Settlement dated March 22, 2023 (the “Stipulation”), which is available for viewing on the website of Walgreens at www. investor.walgreensbootsalliance.com.

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The terms of the Settlement are set forth in the Stipulation and summarized in this Notice. The Settlement provides for corporate governance reforms relating to Walgreens’ disclosure-related policies and procedures. The Reforms, among other things: (i) require that Walgreens retain outside counsel every two years to evaluate all of Walgreens’ disclosure-related policies and procedures, including an assessment as to whether those policies and procedures are consistent with or exceed industry best standards, and whether those policies provide for routine and timely communication between management and the Board and Directors regarding the Company’s long-term financial goals, performance, material risks, and other important issues relevant to the Company’s disclosures; (ii) require training for directors and certain senior officers regarding disclosure-related laws, regulations, policies, and procedures; and (iii) strengthened several of Walgreens’ disclosure-related policies and procedures, including policies specific to earnings calls, what may be disclosed in small group meetings with analysts, and when and how the Company may update or confirm financial guidance. See Stipulation, Ex. A.

If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court’s office, U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604. The Stipulation is also available for viewing on the website of Walgreens at www. investor.walgreensbootsalliance.com.

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This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Walgreens. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	BACKGROUND OF THE ACTION

A.	Proceedings in this Action

On December 29, 2014, Anne Cutler2 filed a shareholder derivative complaint (“Complaint”) derivatively on behalf of Walgreens against certain of the Company’s current and former officers and directors for alleged breaches of fiduciary duty, waste of corporate assets, and unjust enrichment in connection with their alleged failure to disclose material information concerning the Company’s future business prospects.

Defendants filed motions to dismiss the Complaint on April 10, 2015, and a motion for a protective order staying discovery on April 13, 2015.

The Parties then engaged in discussions regarding scheduling and the coordination of this derivative action with the related Securities Action, titled Washtenaw County Employees’ Retirement System v. Walgreen Co., Case No. 1:15-cv-03187, which was pending before the Court. On May 18, 2015, the Court entered an order approving the Parties’ stipulation to stay this shareholder derivative action pending resolution of the motion to dismiss the Securities Action. Thereafter, on November 3, 2016, the Court entered an order approving the Parties’ stipulation to stay this action pending final resolution of the Securities Action.

2 Anne Cutler died on November 4, 2018. On May 31, 2019, the Court granted Plaintiff’s motion to substitute Ms. Cutler’s son, Corey Cutler, as Personal Representative of the Estate of Anne Shirley Cutler.

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B.	Settlement Efforts

Shortly after the Court granted in part the defendants’ motion for summary judgment in the Securities Action, the Parties commenced negotiations to settle this Action. The Parties engaged in significant arm’s-length negotiations regarding certain corporate governance reforms with the supervision and assistance of highly-experienced and well-respected mediators Hon. Layn R. Phillips (Ret.) and Niki Mendoza from Phillips ADR. After several months, during which the Parties exchanged proposals and counter-proposals and Plaintiff’s Counsel reviewed the Company’s pertinent non-public disclosure policies, the Parties reached an agreement on the Reforms (defined below) to be implemented as part of the proposed Settlement.

Thereafter, the Parties negotiated the formal operative terms of the Settlement as set forth in the Stipulation and commenced arm’s-length negotiations regarding an appropriate amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel in recognition of the benefits conferred by the Settlement. The fee negotiations were facilitated and supervised by mediator Niki Mendoza and culminated in the Parties’ agreement to a Fee and Expense Amount of $950,000, subject to Court approval.

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the Action has substantial merit, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals. Plaintiff’s Counsel have also taken into account

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the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent problems of establishing standing to pursue this derivative action, and the possible defenses to the claims alleged.

Plaintiff’s Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Walgreens’ press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) reviewing non-public documents produced in connection with the related Securities Action; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) reviewing and analyzing the allegations and pleadings filed in the related Securities Action; (v) preparing and filing a derivative complaint; (vi) conducting damages analyses; and (vii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Walgreens. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that it believes the Settlement is in the best interests of Walgreens and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims alleged by Plaintiff in the Action, including that there was any wrongdoing, any liability, or any harm to Walgreens. In particular, the Individual Defendants have expressly denied and continue to deny all charges of

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wrongdoing or liability against them, and any harm to Walgreens, arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Nonetheless, Defendants have concluded that further litigation would be protracted, expensive, and distracting, and have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that the Settlement confers a substantial benefit upon Walgreens and its shareholders, and the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Walgreens and its shareholders.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against any of the Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Walgreens’ website at www.investor.walgreensbootsalliance.com. The following is only a summary of its terms.

Pursuant to the Settlement, and in consideration for the Settlement and release of all the Released Claims, Walgreens has agreed to implement and maintain the corporate governance reforms set forth in Exhibit A to the Stipulation (“Reforms”) for a period of no less than five (5) years.

Walgreens acknowledges that, unless otherwise stated in Exhibit A, the prosecution and settlement of the Action was the sole factor in the agreement to adopt and/or implement the Reforms. The Defendants further acknowledge and agree that the Settlement confers a substantial benefit upon Walgreens and its shareholders, and the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Walgreens and its shareholders.

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For a complete description of all of the Reforms, please see Exhibit A to the Stipulation, which is available for viewing on Walgreens’ website at www.investor.walgreensbootsalliance.com.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things, entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”).

Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons.

In addition, upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

Nothing in these releases, however, shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

VI.	PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the Settlement, including the Reforms, the Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiff’s Counsel. These negotiations, which were overseen by mediators Hon. Layn R. Phillips (Ret.) and

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Niki Mendoza from Phillips ADR, concluded with Walgreens and/or the Defendants’ insurers agreement to pay Plaintiff’s Counsel’s attorneys’ fees and expenses in the total amount of $950,000 (the “Fee and Expense Amount”), subject to Court approval.

Plaintiff’s Counsel may also apply to the Court for a service award of up to $2,500 for Plaintiff, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Action. Neither Walgreens nor any of the Individual Defendants shall be liable for any portion of any service award.

To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor been reimbursed for their out-of-pocket expenses incurred.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Nancy L. Maldonado at the U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1925, Chicago, Illinois 60604, at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

VIII.	THE RIGHT TO ATTEND AND/OR OBJECT AT THE SETTLEMENT HEARING

You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence

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or argument that may be proper and relevant. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform (in person, by video or telephone conference) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time and platform before going to the Court, and you may consult the Court’s calendar for any change in date or time of, or platform used for, the Settlement Hearing.

Unless otherwise ordered by the Court, you shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Order and Final Judgment to be entered thereon, or the amount of attorneys’ fees and reimbursement of expenses to Plaintiff’s Counsel, only if you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1.     Your name, legal address, and telephone number;

2.     The case name and number (Corey Cutler as Personal Representative of the Estate of Anne Shirley Cutler v. Wasson, et al., Case No. 1:14-cv-10408);

3.     Proof of being a Walgreens shareholder currently and as of March 22, 2023;

4.     The date(s) you acquired your Walgreens shares;

5.     A statement of each of each objection being made;

6.     Notice of whether you intend to appear at the Settlement Hearing, and whether you are represented by counsel and if so, contact information for your counsel (you are not required to appear); and

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7.     Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before July 11, 2023. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604. You must also serve copies of the same materials by hand delivery, overnight mail, or the court’s electronic filing and service system so they are received no later than July 11, 2023 by the following counsel for Plaintiff and Defendants:

Counsel for Plaintiff:	Counsel for Defendants:

ROBBINS LLP	SIDLEY AUSTIN LLP
ASHLEY R. RIFKIN	JOHN M. SKAKUN III
5060 Shoreham Place, Suite 300	One South Dearborn Street
San Diego, CA 92122	Chicago, IL 60603
Telephone: (619) 525-3990	Telephone: (312) 853-7000
Facsimile: (619) 525-3991	Facsimile: (312) 853-7036

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT AND RECEIVED BY COUNSEL NO LATER THAN July 11, 2023. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, unless otherwise ordered by the Court, and shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

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IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Walgreens’ website at www.investor.walgreensbootsalliance.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the Northern District of Illinois, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Courtroom 1925, Chicago, Illinois 60604. Or you can call Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, California 92122, telephone: (619) 525-3990, for additional information concerning the Settlement.

PLEASE DO NOT CONTACT THE COURT OR WALGREENS

REGARDING THIS NOTICE.

DATED:
BY ORDER OF THE UNITED STATES DISTRICT
COURT FOR THE NORTHERN DISTRICT OF ILLINOIS